EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1/A of our report dated July 30, 2008 with respect to the audits of the financial statements of Eternal Image, Inc. as of December 31, 2007 and 2006 and for the two-years ended December 31, 2007. We also consent to the reference of our firm under the “Experts” and “Selected Financial Data” in the prospectus.

/s/ Demetrius & Company, L.L.C.

Wayne, New Jersey

August 8, 2008